UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Integral Vision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Integral Vision, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Integral Vision, Inc., a Michigan corporation, will be held at the corporate offices, 49113 Wixom Tech Drive, Wixom, Michigan 48393, on Monday, May 31, 2006, at 4:00 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

1.	To elect five Directors;

2.	To transact such other business as may properly come before the meeting.

   In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at March 31, 2006. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

By Order of the Board of Directors

Max A. Coon
Secretary

Farmington Hills, Michigan
April 24, 2006

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integral Vision, Inc. (the Company) for use at the Annual Meeting of Shareholders of the Company to be held on May 31, 2006 at 4:00 p.m., or any adjournments thereof. This Proxy Statement is being mailed on or about April 24, 2006 to all holders of record of common stock of the Company as of the close of business on March 31, 2006.

PURPOSE OF THE MEETING

The purpose of this Annual Meeting of Shareholders shall be to elect Directors and to transact such other business as may properly come before the meeting.

VOTING

Common Stock with no par value and Series A Convertible Preferred Stock are the only voting stocks of the Company. Only holders of record at the close of business on March 31, 2006 are entitled to vote. In the case of Common Stock, holders are entitled to one (1) vote for each share held. In the case of Series A Convertible Preferred Stock, the holder shall have the same voting rights as a holder of Common Stock having a number of shares of Common Stock equal to the number of Conversion Shares issuable upon conversion of such holder’s Preferred Stock in full as to such holder. As of March 31, 2006, the Company had 29,491,409 common shares outstanding and no preferred shares outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

All shares represented by proxies shall be voted "FOR" each of the matters recommended by management unless the Shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any Shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Farmington Hills, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the presiding officer, announces such revocation in open meeting. All Shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

Directors are elected by plurality vote, meaning that the five persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most corporate governance actions other than elections of directors are approved by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

ELECTION OF DIRECTORS

It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Although the Company’s Board of Directors is currently composed of five members, the bylaws of the Company allow for up to nine directors. In the event qualified individuals are identified after the Annual Meeting of Shareholders, up to four additional directors could be appointed at such later date by the Board.

The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

Name	Present Position with the Company and Principal Occupation	Age	Served as Director Since

Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	71	1978

Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	65	1978

Samuel O. Mallory	Director of Integral Vision, Inc.; Investor	73	2001

Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.;	57	1978

William B. Wallace	Director of Integral Vision, Inc.; Senior Managing Director of Equity Partners, Ltd., a Bloomfield Hills, Michigan based private investment banking firm	61	1990

All of the foregoing Directors and nominees have been engaged in the principal occupation specified for the previous five years.

Mr. Coon is also a Director of Maxco, Inc., the common stock of which is traded on the Nasdaq Stock Market.

Mr. Mallory is also a Director of Maxco, Inc., the common stock of which is traded on the Nasdaq Stock Market.

During the year ended December 31, 2005, there were a total of four meetings of the Board of Directors. Max A. Coon and Samuel O. Mallory were present at fewer than 75% of the meetings held during the period.

The board of directors has established a Compensation Committee whose members are Max A. Coon and Vincent Shunsky. The Compensation Committee is responsible for establishing compensation for the Company’s Chief Executive Officer, approving executive compensation levels of all other executives and authorizing the levels and timing of bonus payments. In addition, this committee is responsible for administering the Company's Stock Option Plans, including designating the recipients and terms of specific option grants. The Compensation Committee met one time during the year ended December 31, 2005 to establish compensation criteria and levels and to grant options.

Director Nominations

The Company does not have a standing nominating committee. Because of the small size of the Company and the technical nature of the industry in which the Company operates, the board believes it is appropriate for the duties of identifying nominees for election to the board of directors to be performed by the full board, whose members are identified above. No charter has been adopted for the nominating committee. Because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the board of directors performing duties regarding the nomination of director candidates. Nevertheless, two members of the board of directors are independent as defined in the listing standards of the Nasdaq Stock Market.

The board of directors will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the board of directors must send a written notice by mail, c/o Investor Relations, Integral Vision, Inc., 49113 Wixom Tech Drive, Wixom, Michigan 48393, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the shareholder making the recommendation and the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

The board of directors will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The board of directors believes that a nominee recommended for a position on the Company’s board of directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For a new potential board member, the board of directors will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that may be considered by the board of directors include:

•	Personal integrity and high ethical character;
•	Professional excellence;
•	Accountability and responsiveness;
•	Absence of conflicts of interest;
•	Fresh intellectual perspectives and ideas; and
•	Relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

The Company did not receive, by December 26, 2005, any recommended nominee from any shareholder.

Audit Committee and Committee Report.

The board of directors has adopted a Charter to govern the operations of its Audit Committee. A copy of this Charter was included as an exhibit to the Company's proxy statement for the year ended December 31, 2004. The Charter requires that the Audit Committee shall be comprised of at least two directors, each of whom is independent of management and the Company. As stated above, because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Audit Committee. However the Charter requires that each member of the Audit Committee be independent as defined in the listing standards of the Nasdaq Stock Market.

For the year ended December 31, 2005 the board of directors appointed an Audit Committee whose members were William B. Wallace and Samuel O. Mallory. It is the opinion of the board of directors that the members of the Audit Committee are each independent under the above definition. In addition, the board of directors has determined that William B. Wallace meets the definition of a “financial expert” as defined in Item 401(h) of regulation S-K (17 CFR Section 299.401(h)). The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held four meetings during the year ended December 31, 2005.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

William B. Wallace
Samuel O. Mallory

Director Compensation

Mr. Wallace earns $200 per meeting and $800 per month for his responsibilities as the Audit Committee Chairperson. Vincent Shunsky earns $200 per meeting and $600 per month. None of our other directors receive any fees for acting as directors.

Communication With the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors, including the independent directors, by sending written communication to the directors c/o the Chairman of the Board, 49113 Wixom Tech Drive, Wixom, Michigan 48393. All such communications will be reviewed by the Chairman, or his designate, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products and services, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Chairman, or his designate.

The Chairman shall maintain and provide copies of all such communications received and determined to be forwarded, to the Board of Directors in advance of each of its meetings. In addition, the Chairman will indicate to the board the general nature of communications that were not determined to be forwarded and such communications will be held until each board meeting to be reviewed by any interested director.

The Company has a policy and practice of requiring all directors standing for election at an annual meeting of Shareholders to attend such meeting. All of the Company’s directors attended the Company’s annual meeting of its Shareholders held on May 31, 2005.

EXECUTIVE OFFICERS

The following table sets forth information concerning the Executive Officers of the Company.

Name	Present Position with the Company and Principal Occupation	Age	Served as Officer Since

Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	65	1978

Mark R. Doede	President, Chief Operating Officer and Chief Financial Officer of Integral Vision, Inc.	48	1989

Arthur D. Harmala	Vice President of Marketing of Integral Vision, Inc.	62	1995

Andrew Blowers	Chief Technical Officer of Integral Vision, Inc.	38	2002

Mark A. Michniewicz	Vice President of Engineering of Integral Vision, Inc.	38	2002

Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	71	1978

Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.	57	1978

All of the foregoing officers of the Company have been engaged in the principal occupations specified above for the previous five years except as follows:

Mark R. Doede was appointed as President and Chief Operating Officer of the Company in February 1998 and was appointed Chief Financial Officer in September 2002. Prior to that time, Mr. Doede served as Vice President and Chief Operating Officer of the Welding Products Division of the Company since 1996 and served the Company in various other capacities since 1980.

Andrew Blowers was appointed as Chief Technical Officer in May 2002. Prior to that time, Mr. Blowers served as Manager of Advance Product Development for the Company since 1998 and as an Application Engineer from 1996 to 1998.

Mark A. Michniewicz was appointed as Vice President of Engineering in May 2002. Prior to that time, Mr. Michniewicz served as Director of Engineering since 2000, Manager of Optical/Mechanical Engineering from January 2000 to May 2000 and Optical/Mechanical Engineer from 1994 to 2000.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors (the "Committee") consists of Max A. Coon and Vincent Shunsky. Mr. Coon, although an officer of the Company, is also an officer of Maxco, Inc., is paid by Maxco, Inc. and receives no compensation from the Company. Mr. Coon is also a director of Maxco, Inc.

Overview and Philosophy

The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

The objectives of the Company's executive compensation program are to:

-	Support the achievement of desired Company performance.
-	Provide compensation that will attract and retain superior talent and reward performance.
-
Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance, and through the granting of stock options.

The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it.

Executive Officer Compensation Program

The Company's executive officer compensation program is comprised of base salary, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

Base salary levels for the Company's executive officers are competitively set relative to other comparable companies. In determining salaries the Committee also takes into account individual experience and performance. Due to the Company’s circumstances, base salary levels for certain of the Company's executive officers were unchanged from the prior year.

Stock Option Program

The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock.

In May 2004 a stock option plan allowing the issuance of options on up to 1,000,000 shares of the Company's common stock was approved by the Shareholders. This stock option plan provides for the grant of both options intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended, and nonstatutory stock options which do not qualify for such treatment.

The stock option plan authorizes a committee of directors to award executive and key employee stock options, as well as options to directors and nonemployees who are in a position to materially benefit the Company. Stock options are granted at an option price equal to the fair market value of the Company's common stock on the date of grant, have ten-year terms and can have exercise restrictions established by the committee.

Stock option plans, each authorizing options on 500,000 shares of our common stock on substantially the same terms, were approved by our shareholders in 1999 and 1995.

Deferred Compensation

Effective July 1, 1986, the Company adopted a 401(k) Employee Savings Plan. The 401(k) is a "cash or deferred" plan under which employees may elect to contribute a certain portion of their compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 20% of the employees' contributions of up to 6% of their compensation. In addition, the Company may make a profit sharing contribution at the discretion of the Board. All full time employees of the Company who have completed six months of service are eligible to participate in the plan. Participants are immediately 100% vested in all contributions. The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

The Company provides medical benefits to the executive officers that are generally available to Company employees. Additionally, executive officers may be provided with other benefits, such as life insurance and automobiles. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for any executive officer for 2005.

Chief Executive Officer

Charles J. Drake has served as the Company's Chief Executive Officer since 1978. His base salary for the 2005 year was $160,000. No bonus was paid to Mr. Drake for 2005. Due to the Company’s circumstances, Mr. Drake’s salary was unchanged from the prior year.

The Compensation Committee

Max A. Coon
Vincent Shunsky

Summary Compensation Table

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the other executive officers whose compensation for the 2005 year exceeded $100,000:

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Options (#)	All Other Comp[1] ($)
Charles J. Drake	2005	160,000		—	—	—
Chief Executive Officer	2004	160,000		—	—	—
	2003	160,000		—	—	—

Mark R. Doede	2005	120,000		35,000	45,000	—
President and Chief Operating Officer	2004	120,000		30,000	60,000	—
	2003	120,000		—	40,000	—

Arthur D. Harmala	2005	105,960	[2]	—	—	1,389
Vice President of Marketing	2004	100,000		—	—	1,324
	2003	94,585		—	40,000	1,077

Andrew Blowers	2005	117,000		33,000	35,000	1,814
Chief Technical Officer	2004	117,000		37,500	55,000	1,050
	2003	90,000		60,000	40,000	1,800

Mark A. Michniewicz	2005	117,000		1,500	20,000	1,461
Vice President of Engineering	2004	117,000		15,000	25,000	1,760
	2003	97,750		—	25,000	1,173
_____________
1 Unless otherwise indicated, compensation in this category represents the Company's 20% match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan.
2 Includes $5,960 of commissions.

Options

The following table summarizes option grants during 2005 to the executive officers named in the Summary Compensation Table above, and the potential realizable value of such options at assumed rates of appreciation.

Option Grants During 2005
	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Charles J. Drake	—	0.0%	—	—	—	—
Mark R. Doede	45,000	28.1%	1.40	6/03/2015	102,620	163,406
Arthur D. Harmala	—	0.0%	—	—	—	—
Andrew Blowers	35,000	21.9%	1.40	6/03/2015	79,816	127,093
Mark A. Michniewicz	20,000	12.5%	1.40	6/03/2015	45,609	72,625

The following table provides information on stock options (“Options”) exercised in 2005 by each of the named executive officers and the value of such officers’ unexercised Options at December 31, 2005:

Aggregate Option Exercises and Year End Option Values

	Option Exercises		Number of Securities Underlying Unexercised Options at FY-End (#)			Value of Unexercised In-the-Money Options at FY-End
Name	Shares Acquired	Value Realized	Exercisable	/	Unexercisable	Exercisable	/	Unexercisable
Charles J. Drake	0	$0	0	/	0	$0	/	$0
Mark R. Doede	0	$0	318,000	/	45,000	$386,300	/	$27,000
Arthur D. Harmala	0	$0	113,000	/	0	$138,850	/	$0
Andrew Blowers	0	$0	140,000	/	35,000	$180,175	/	$21,000
Mark A. Michniewicz	0	$0	159,500	/	20,000	$232,500	/	$12,000

Certain Relationships and Related Transactions

Maxco, Inc. provides consulting services to the Company. These services include assistance with financial statement preparation, compliance with governmental filing requirements, and assistance with certain financing arrangements. The Company and Maxco have agreed on terms for payment to Maxco for these services. Prior to October 1, 2004, no charges were made by Maxco for the services to Integral Vision. The services for the six months ended March 31, 2005 were satisfied by the issuance of 42,000 shares of unregistered common stock in the Company. The amount charged to operations in the first quarter of 2005 for these services amounted to $37,000, which is based on the average closing price of the Company’s common stock over that period. Effective April 1, 2005 and through November 30, 2005, the Company began paying Maxco $8,750 per month for each month such services were rendered. The amount charged to operations in 2005 for such administrative services amounted to $70,000. The dependence on Maxco’s services has decreased and therefore beginning December 1, 2005, the Company began compensating Maxco on an hourly basis.

Compliance with Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers or beneficial owners of over 10% of any class of the Company's equity securities to file certain reports regarding their ownership of the Company's securities or any changes in such ownership.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total return on the Dow Jones Industrial Technology Index (1) and the Russell 2000 Index (2) over the same period, assuming the investment of $100 in the Company's Common Stock, the Electronic Equipment Index and the Russell 2000 Index on December 31, 2000, and reinvestment of all dividends.

(1)	The Dow Jones Electronic Equipment Index is composed of manufacturers and distributors of electronic products used in different industries.

(2)	The Russell 2000 Index is composed of the 2,000 smallest companies, according to market capitalization, in the Russell 3000 Index.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 4, 2006 about the shareholders whom we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information about ownership of our common stock by each of our directors, our chief executive officer, our other four most highly compensated executive officers and our directors and named executives as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Integral Vision, Inc., 49113 Wixom Tech Drive, Wixom, Michigan 48393.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Type of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Austin W. Marxe	Common Stock	6,728,196	21.47%
David M. Greenhouse (1)
153 East 53rd Street, 55th Floor
New York, NY 10022

Bonanza Master Fund, LTD (2)	Common Stock	4,016,100	13.06%
300 Crescent Court, Suite 1740
Dallas, TX 75201

Maxco, Inc. (3)	Common Stock	2,410,183	8.17%
1118 Centennial Way
Lansing, MI 48917

J. N. Hunter (4)	Common Stock	2,929,525	9.89%
Industrial Boxboard Corporation
2249 Davis Court
Hayward, CA 94545

John R. Kiely, III (5)	Common Stock	3,630,065	12.26%
17817 Davis Road
Dundee, MI 48131

Charles J. Drake (6)	Common Stock	2,445,803	8.29%

Max A. Coon (7)	Common Stock	395,554	1.34%

Mark R. Doede (8)	Common Stock	401,500	1.34%

Arhur D. Harmala (9)	Common Stock	177,000	*

Andrew Blowers (10)	Common Stock	230,050	*

Mark A. Michniewicz (11)	Common Stock	178,500	*

Vincent Shunsky (12)	Common Stock	23,183	*

Samuel O. Mallory (13)	Common Stock	25,000	*

William B. Wallace	Common Stock	0	*

All Directors and Officers as a Group (9 persons) (14)	Common Stock	3,876,590	12.79%
______________
* Beneficial ownership does not exceed 1%.

(1)
Austin W. Marxe and David M. Greenhouse are the principal owners of AWM, SSTA and MG. AWM is the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SSTA is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Through their control of AWM, SSTA and MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed below. The total beneficial ownership of Messrs. Marxe and Greenhouse includes:

(i)	219,200 shares of common stock currently held and warrants for the purchase of 105,000 shares, which expire on April 12, 2010, held by Special Situations Technology Fund, L.P.;

(ii)	1,352,800 shares of common stock currently held and warrants for the purchase of 645,000 shares, which expire on April 12, 2010, held by Special Situations Technology Fund II, L.P.;

(iii)	741,608 shares of common stock currently held and warrants for the purchase of 350,000 shares, which expire on April 12, 2010, held by Special Situations Cayman Fund, L.P.; and

(iv)	1,576,888 shares of common stock currently held and warrants for the purchase of 750,000 shares, which expire on April 12, 2010, held by Special Situations Private Equity Fund, L.P.
(v)	908,033 shares of common stock currently held by Special Situations Fund III QP, L.P.
(vi)	79,667 shares of common stock currently held by Special Situations Fund III, L.P.

(2)	The total beneficial ownership includes 2,766,100 shares of common stock currently held and warrants for the purchase of 1,250,000 shares, which expire on April 12, 2010.

(3)	The total beneficial ownership includes 2,410,183 shares of common stock owned directly by Maxco, Inc.

(4)	The total beneficial ownership includes:

(i)	263,846 shares of common stock held directly by J.N. Hunter in the J.N. Hunter IRA;

(ii)	187,846 shares held by the Industrial Boxboard Company, of which Mr. Hunter and his spouse are the sole general partners;

(iii)	2,343,272 shares held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust, of which Mr. Hunter and his spouse are the sole trustees;

	(iv)	warrants for the purchase of 134,561 shares held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust, which expire on April 13, 2009.
(5)	The total beneficial ownership includes:

(i)	2,211,988 shares of common stock held directly by John R. Kiely III;

(ii)	1,291,693 shares held by John R. and Margaret Lee Kiely Revocable Trust, of which Mr. Kiely is the sole trustee;

(iii)	1,500 shares held by Mr. Kiely as custodian for his children;

(iv)	warrants for the purchase of 114,684 shares held by John R. and Margaret Lee Kiely Revocable Trust, which expire on April 13, 2009; and

(v)	10,200 shares held by Michael H. Kiely Trust, of which Mr. Kiely is the co-trustee.

(6)	The total beneficial ownership represents 2,445,803 shares of our common stock held directly by Charles J. Drake.

(7)	The total beneficial ownership includes:

(i)	238,495 shares of common stock held directly by Max A.Coon;

(ii)	103,859 shares held by Max A. Coon IRA;

(iii)	53,200 shares held Max A. Coon Mgt Holdings.

(8)
The total beneficial ownership includes 41,500 shares of common stock currently held; options to purchase 315,000 shares, which Mr. Doede is eligible to exercise immediately; and options to purchase 45,000 shares, which Mr. Doede is eligible to exercise beginning June 3, 2006.

(9)	The total beneficial ownership includes 72,000 shares of common stock currently held and options to purchase 105,000 shares, which Mr. Harmala is eligible to exercise immediately.

(10)
The total beneficial ownership includes 55,050 shares of common stock currently held; options to purchase 140,000 shares, which Mr. Blowers is eligible to exercise immediately; and options to purchase 35,000 shares, which Mr. Blowers is eligible to exercise beginning June 3, 2006.

(11)
The total beneficial ownership represents options to purchase 158,500 shares, which Mr. Michniewicz is eligible to exercise immediately and options to purchase 20,000 shares, which Mr. Michniewicz is eligible to exercise beginning June 3, 2006.

(12)	The total beneficial ownership includes 21,183 shares of common stock held directly by Vincent Shunsky and 2,000 shares held by Mr. Shunsky’s IRA.

(13)	The total beneficial ownership represents 25,000 shares of our common stock held directly by Samuel O. Mallory.

(14)
The total beneficial ownership includes 3,058,090 shares of common stock currently held by our officers and directors; options to purchase 718,500 shares held by four officers, which they are eligible to exercise immediately; and options to purchase 100,000 shares held by three officers, which they are eligible to exercise beginning June 3, 2006.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Rehmann Robson served the Company as its independent auditors for the year ended December 31, 2005. A representative of Rehmann Robson is expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

During the years ended December 31, 2004 and December 31, 2005, Rehmann Robson billed the Company for its services as follows:

Audit Fees. For aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2005 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the years:

2004:	$42,300
2005:	$42,200

Audit Related Fees.
2004:	$2,100
2005:	$12,750

Tax Fees.
2004:	$7,150
2005:	$5,100

Other Professional Services Fees.
2004:	$3,850
2005:	$0

The Audit Committee of the Company's Board of Directors is of the opinion that the provision of services described above was compatible with maintaining the independence of Rehmann Robson. All services rendered to the Company by Rehmann Robson are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Rehmann Robson’s core work, which is the audit of the Company’s consolidated financial statements. The Company’s Board of Directors has accepted the recommendation of the Audit Committee that the Company retain the firm of Rehmann Robson to serve as the Company’s independent auditors for the year ended December 31, 2006.

SHAREHOLDER PROPOSALS

Any proposals which Shareholders of the Company intend to present at the next annual meeting of the Company must be received at the Company by December 8, 2006, for inclusion in the Company's proxy statement and proxy form for that meeting. Where a Shareholder making a proposal does not choose to seek to have such proposal included in the Company's proxy materials, such proposal will not be considered timely for submission at the next Annual Meeting unless it is received by the Company by February 21, 2007, and in such case, the Company's proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Proposals should be directed to the attention of Investor Relations at the offices of the Company, 49113 Wixom Tech Drive, Wixom, Michigan 48393.

DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS

Only one copy of this proxy statement is being delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders. A separate copy of this proxy statement will be promptly delivered upon written or oral request of a shareholder at a shared address directed to the attention of Investor Relations at the offices of the Company, 49113 Wixom Tech Drive, Wixom, Michigan 48393, telephone 248-668-9230. Shareholders at a shared address who wish to receive multiple copies of the Company's proxy statement in the future, or alternatively who are receiving multiple copies and wish to receive only a single copy, may direct their request to the forgoing address.

OTHER BUSINESS

The Company’s management knows of no other matters that may come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors

Max A. Coon
Secretary

INTEGRAL VISION, INC.

Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders
to be held May 31, 2006.

The undersigned hereby constitutes and appoints Max A. Coon and Charles J. Drake, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Integral Vision, Inc. (Integral Vision) on all matters unless the contrary is indicated herein at the Annual Meeting of Shareholders to be held at the corporate offices, 49113 Wixom Tech Drive, Wixom, Michigan 48393 on May 31, 2006, at 4:00 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows on the reverse side.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the Proposals.

PLEASE MARK, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

1	.	ELECTION OF DIRECTORS		For All	With-	For All
				Nominees	hold	Except

		M. Coon	V. Shunsky
		C. Drake	W. Wallace
S. Mallory

INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, mark the “For All Except” box and strike a line through the Name(s)
of the nominee(s). Your shares will be voted for the remaining nominee(s).

2	.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.  _______

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.                     DATED:      , 2006

________________________________________________________________________________
    Shareholder sign here                     Co-owner sign here